UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2006

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

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Item 1.01 Entry into a Material Definitive Agreement

On February 22, 2006, the Incentive Plan Committee, a subcommittee of the Compensation Committee of the Board of Directors (the “Board”) of The E. W. Scripps Company (“Scripps”) which approves all awards under the 1997 Long-Term Incentive Plan (“LTIP”) and approves all performance-based bonus awards for Scripps’ senior executives (the “Committee”), took the following actions with respect to compensation of executive officers of Scripps other than Kenneth W. Lowe, Chief Executive Officer:

•	Established the specific performance goals that will be used to determine the amount of the annual cash bonuses for 2006 that may be paid to certain executive officers under the Executive Bonus Plan. The Committee designated for each such executive officer a target amount, which was a percentage of the individual’s base salary. The amount each such executive officer receives will depend upon Scripps’ achievement of specific financial targets. Such performance targets for 2006 are earnings per share and operating cash flow, the measure used to evaluate the operating performance of our business segments. For certain executive officers the operating cash flow target is the amount for Scripps as a whole, while for officers who work for specific operating segments, the operating cash flow targets are for the individual’s operating segment.

•	Approved the grant of stock options to certain executive officers. The options vest equally over a three-year period and have an eight-year life.

•	Established a target number of Class A Common shares that may be awarded to certain executive officers. The number of shares that will be awarded, if earned, is based upon the achievement of consolidated operating cash flow performance targets. Shares awarded will vest through 2009.

On February 23, 2006, the Board of Directors of the Company, took the following actions with respect to the compensation of Kenneth W. Lowe, Chief Executive Officer:

•	Increased the annual cash bonus target from 100% to 120% of his current annual base salary.

•	Approved the grant of an option to purchase 125,000 Class A Common shares. The option award has an eight-year life.

•	Established a target of 34,989 Class A Common shares that may be awarded. The number of shares that will be awarded, if earned, is based upon the achievement of consolidated operating cash flow performance targets.

•	Approved the grant of an option to purchase 125,000 Class A Common shares. The option award has an eight-year term and vests in equal installments on December 31, 2006, December 31, 2007, and December 31, 2008.

•	Approved the grant of 50,000 restricted Class A Common shares. The shares vest in equal installments on December 31, 2006, December 31, 2007, and December 31, 2008.

All grants of stock options and Class A Common shares were granted pursuant to the LTIP, which has been approved by shareholders and has been previously filed with the Securities and Exchange Commission.

Item 5.03 Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year

On February 23, 2006, the Board of Directors approved an amendment to Article VI, Section 1 of Scripps’ Code of Regulations to allow a shareholder to choose to have shares registered through an uncertificated share registration system. The amendment will become effective upon shareholder approval.

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Item 8.01 Other Events

On February 23, 2006, the Board approved a resolution that designated the following as Executive Officers of Scripps:

President and Chief Executive Officer	Kenneth W. Lowe
Executive Vice President	Richard A. Boehne
Senior Vice President and General Counsel	Anatolio B. Cruz III
Senior Vice President/Scripps Networks	John F. Lansing
Senior Vice President and Chief Financial Officer	Joseph G. NeCastro
Senior Vice President / Interactive Media	Tim Peterman
Senior Vice President / Television Station Group	William B. Peterson
Senior Vice President / Human Resources	Jennifer L. Weber

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Item		Exhibit No. Incorporated
10.01	Executive Bonus Plan, as amended April 14, 2005	(1)	10.04
10.02	1997 Long-Term Incentive Plan	(1)	10.02
10.02A	Form of Executive Officer Nonqualified Stock Option Agreement	(1)	10.03A
10.02B	Form of Performance-Based Restricted Share Agreement	(1)	10.03C
10.02C	Form of Restricted Share Agreement (Nonperformance-Based)
10.03	Amendment to Code of Regulations

(1)	Incorporated by reference to The E. W. Scripps Company Current Report on Form 8-K dated February 9, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Lori A. Hickok
Lori A. Hickok
Vice President and Controller

Dated: February 28, 2006

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